Exhibit 10.5

CATALYTIC CRACKING AND

ALKYLATION REFINING AGREEMENT

between

BIG WEST OIL OPERATING, LP,

a Delaware limited partnership,

and

Big West Oil, LLC,

a Utah limited liability company,

dated                     , 2008

TABLE OF CONTENTS

1.	DEFINITIONS		1
2.	CONSTRUCTION		7
3.	TERM		7
4.	GAS OIL REFINING		7
	4.1.	Throughput Commitment	7
	4.2.	Delivery of Gas Oil	8
	4.3.	CC Refining Fee	8
	4.4.	Refining of Gas Oil	9
	4.5.	Redelivery of CC Product	9
5.	ALKYLATION REFINING		9
	5.1.	Offtake Commitment	9
	5.2.	Delivery of the Alkylation Feedstock	10
	5.3.	Alkylation Refining Fee	10
	5.4.	Refining of Alkylation Feedstock	11
	5.5.	Redelivery of Alkylation Products and Reports	11
6.	GAS OIL AND ALKYLATION FEEDSTOCK ESTIMATES		11
	6.1.	Monthly Plan	11
	6.2.	Modifications of Monthly Plan	12
	6.3.	Unexpected Delivery Changes	12
	6.4.	Delivery Schedule for Feedstock	12
	6.5.	Delivery Schedule for Products	12
7.	MEASUREMENT, INSPECTION AND TESTING		12
	7.1.	Determination of Quantities	12
	7.2.	Quality and Testing	13
8.	REFINER’S COMPENSATION		13
	8.1.	Estimated Refining Fees	13
	8.2.	Payment of Preliminary Monthly Estimate	14
	8.3.	True-up of Monthly Estimate	14
	8.4.	Semi-Annual True-Up	14
	8.5.	Semi-Annual Payment	14
	8.6.	Deficiencies	14
	8.7.	Accounts; Disputes	15
	8.8.	Adjustable Fee	15
9.	TAXES		16
	9.1.	Customer’s Responsibility	16
	9.2.	Exemption	16
10.	[Reserved]		16
11.	SCHEDULED MAINTENANCE		16
12.	PRODUCT CLAIMS AND USE OF PRODUCT		17
	12.1.	Presentment of Claims	17
	12.2.	Risks	17
	12.3.	Title	17
	12.4.	Further Assurances	17
13.	Indemnification		18
	13.1.	Employee Claims	18

i

	13.2.	Property Damage	18
14.	PRODUCT HAZARDS		18
15.	WARRANTIES		18
	15.1.	Feedstock and Product Quality	18
	15.2.	Customer Warranties	18
	15.3.	Refiner Warranties	18
	15.4.	DISCLAIMERS	19
16.	EVENTS OF DEFAULT; LIMITATION OF DAMAGES		19
	16.1.	Events of Default	19
	16.2.	Remedies	19
	16.3.	WAIVER OF CONSEQUENTIAL DAMAGES	20
	16.4.	Failures by the Other Party	21
	16.5.	Effect of Termination	21
17.	FORCE MAJEURE		21
	17.1.	Non-Performance	21
	17.2.	Force Majeure Notice	21
	17.3.	Effect of Force Majeure	22
18.	OTHER PROVISIONS		22
	18.1.	Assignment	22
	18.2.	Notices	22
	18.3.	Severability	23
	18.4.	Entire Agreement	23
	18.5.	No Modification	24
	18.6.	No Waiver	24
	18.7.	Employee Regulations	24
	18.8.	Relationship of Parties	24
	18.9.	Audits	24
	18.10.	Governing Law	24
	18.11.	Dispute Resolution	25
	18.12.	Set Off	26

ii

SCHEDULES

Schedule A

Schedule A-1 – CC Unit

Schedule A-2 – Alkylation Unit

Schedule B – Alkylation Feedstock Specifications

Schedule C – Alkylation Product Specifications

Schedule D – CC Product Specifications

Schedule E – Gas Oil Specifications

Schedule F – Delivery Points and Meters

Schedule G – Test Procedures

Schedule H – Scheduled Maintenance

EXHIBITS

Exhibit A – Form of Monthly Production Report

Exhibit B – Form of Monthly Plan

Exhibit C - Form of Assignment

iii

CATALYTIC CRACKING AND ALKYLATION REFINING AGREEMENT

This Catalytic Cracking and Alkylation Refining Agreement (this “Agreement”) is entered into by and between Big West Oil Operating, LP, a Delaware limited partnership (“Refiner”), and Big West Oil, LLC, a Utah limited liability company (“Customer”), as of                     , 2008 (the “Effective Date”).

RECITALS

Refiner is the owner and operator of that certain milli-second catalytic cracking unit (the “CC Unit”) and alkylation unit (the “Alkylation Unit” and together with the CC Unit, the “Refinery”) more particularly described on Schedule A attached hereto that are located adjacent to Customer’s oil refinery at 333 West Center Street in North Salt Lake, Utah (“Customer’s Facility”).

Concurrent with the execution of this Agreement, Refiner and Customer will enter into, among other agreements, a Master Services Agreement (the “Master Services Agreement”) and a Shared Services Agreement (the “Shared Services Agreement”) with respect to the operation and maintenance of the Refinery, a Site Lease Agreement (the “Site Lease Agreement”) with respect to the real property underlying the Refinery (collectively, the “Related Agreements”) and an Omnibus Agreement (the “Omnibus Agreement”).

Subject to the terms and conditions of this Agreement, Refiner shall refine Customer’s gas oil at the CC Unit and Customer’s hydrocarbon stream at the Alkylation Unit, for the Refining Fees (defined below).

1.	DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below.

“Affiliates” – (i) with respect to Customer, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, Customer, excluding GP and any other Person that directly or indirectly through one or more intermediaries is controlled by GP; and (ii) with respect to Refiner, GP and any other Person that directly or indirectly through one or more intermediaries is controlled by GP. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” – first paragraph.

“Alkylation Delivery Point” – the delivery points identified on Schedule F as the Alkylation Delivery Points.

“Alkylation Feedstock” – any hydrocarbon stream meeting the applicable specifications set forth in Schedule B delivered by Customer to the Alkylation Delivery Point.

“Alkylation Product” – alkylate, n-butane and propane meeting the specifications set forth in Schedule C.

“Alkylation Redelivery Point” – the delivery points identified on Schedule F as the Alkylation Redelivery Points.

“Alkylation Refining Fee” – Section 5.3.

“Alkylation Unit” – Recitals.

“Applicable Laws” – means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Parties, or the ownership or operation of the Refinery and/or Customer’s Facility, as the context may require, including Environmental Laws, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Customer or Refiner.

“ASTM” – Section 7.1.

“Bankruptcy Default” – Section 16.1.

“Bankruptcy Proceeding” – with respect to a Party or entity, such Party or entity (i) is dissolved, liquidated or terminated (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights; (v) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and any such proceeding or petition is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (vi) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vii) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (viii) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced, or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (ix) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (viii) (inclusive); or (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Barrel” – 42 U.S. standard gallons measured at 60 degrees Fahrenheit.

“B/CD (Calendar Day)” – a unit of rate equivalent to one Barrel per calendar day (based on a 365 day year).

“Business Day” – any day other than a Saturday, a Sunday or a holiday on which banking institutions in the State of Utah are closed.

“Capacity” – means the capability measured in B/CD to deliver Gas Oil or Alkylation Feedstock or to refine same into Products.

“CC Commitment” – Section 4.1.

“CC Delivery Point” – the delivery points identified as CC Delivery Points on Schedule F.

“CC Product” – a hydrocarbon output stream meeting the specifications set forth in Schedule D.

“CC Redelivery Point” – the delivery points identified on Schedule F as CC Redelivery Points.

“CC Refining Fee” – Section 4.3.

“CC Unit” – Recitals.

“Conflicts Committee” – means the Conflicts Committee of the Board of Directors of the GP.

“Cure Period” – Section 18.11(a)(i).

“Customer” – first paragraph.

“Customer’s Account” – Customer’s bank account __________ at _______________ or such other account designated by Customer from time to time by notice to Refiner.

“Customer’s Facility” – Recitals.

“day” – calendar day.

“Defaulting Party” – Section 16.1.

“Delivery Points” – the CC Delivery Point and the Alkylation Delivery Point.

“dispute” – Section 18.11.

“Early Termination Date” – Section 16.2.

“Effective Date” – first paragraph.

“Environmental Claim” – any claim, loss, cost, expense, liability, penalty or damage arising, incurred or otherwise asserted pursuant to any Environmental Law.

“Environmental Law” – means any and all Applicable Laws pertaining to pollution, protection of human health or the environment, or workplace health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and all similar Applicable Laws of any Governmental Authority having jurisdiction over the Refinery or Customer’s Facility or their respective operations, and all amendments to such Applicable Laws and all regulations implementing any of the foregoing.

“Estimated Alkylation Refining Fee” – Section 8.1.

“Estimated CC Refining Fee” – Section 8.1.

“Estimated Excess Alkylation Barrels Refining Fee” – Section 8.1.

“Estimated Excess CC Barrels Refining Fee” – Section 8.1.

“Estimated Refining Fees” – the Estimated Alkylation Refining Fee, the Estimated CC Refining Fee, the Estimated Excess Alkylation Barrels Refining Fee and the Estimated Excess CC Barrels Refining Fee.

“Event of Default” – Section 16.1.

“Excess Alkylation Barrels Refining Fee” – Section 5.3.

“Excess Capacity” means, with respect to the CC Unit, Capacity for delivered Gas Oil in excess of 10,000 B/CD, excluding days in which Scheduled Maintenance is to occur pursuant to this Agreement, and with respect to the Alkylation Unit, Capacity for Alkylation Products in excess of 2,000 B/CD, excluding days in which Scheduled Maintenance is to occur pursuant to this Agreement.

“Excess CC Barrels Refining Fee” – Section 4.3.

“Feedstock” – Gas Oil and Alkylation Feedstock.

“Feedstock Delivery Point” – the CC Delivery Point or Alkylation Delivery Point.

“Force Majeure Event” – means the following events, conditions and circumstances, and all similar events, conditions and circumstances of the kind enumerated herein, for which a Party is rendered, wholly or substantially, unable to perform its obligations hereunder, except in each case (i) to the extent any of the following is within the reasonable control of, could be sufficiently alleviated by the reasonable efforts of, or is caused by the gross negligence, breach or default of, the Party claiming the Force Majeure, and provided that, the Party claiming the Force Majeure takes all reasonable efforts to mitigate the effects of the Force Majeure and

(ii) that changes in costs of goods and services (including the Refining Fees and/or fees payable under the Related Agreements), changes in costs of regulatory or other compliance with Applicable Law, and the lack of finances do not constitute Force Majeure:

(a) any act of God or the public enemy, fire, explosion, perils of the sea, flood, unusually bad weather, drought, war, terrorism, national emergency, riot, sabotage or embargo, and any interruption of or delay in transportation, electrical or other utility shortage or blackout, or any inadequacy or shortage or failure or breakdown of supply of raw materials or equipment or mechanical breakdown or other production shutdown;

(b) any Labor Difficulties from whatever cause arising and whether or not the demands of the employees involved are within the power of the claiming Party to concede, including Labor Difficulties affecting transportation facilities with respect to both the delivery and supply of Gas Oil or Alkylation Feedstock, raw material supplies for use in the refining of Gas Oil or Alkylation Feedstock to Products, or services to the Customer’s Facility or Refinery, which shall constitute events of Force Majeure to the extent that such Labor Difficulties affect a Party’s ability to perform its obligations hereunder; or

(c) compliance with any order, action, direction or request of any Governmental Authority or with any Applicable Law not brought about by any action or omission on the part of the Party claiming the Force Majeure.

“Gas Oil” – gas oil meeting the specifications set forth in Schedule E delivered by Customer to the CC Delivery Point.

“Governmental Authority” – any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of any foreign nation, the United States, or any other state that has or obtains jurisdiction over the matter in question, or any political subdivision thereof.

“GP” – Big West GP, LLC, a Delaware limited liability company.

“Indemnified Party” – Section 13.1.

“Indemnifying Parties” – Section 13.1.

“Initial Term” – Article 3.

“Labor Difficulties” – strikes and lockouts, both legal and illegal, and other forms of organized actions, howsoever called, by labor or other personnel to stop or significantly reduce or slow down work or production or to withdraw or withhold labor or services.

“Make-up Amount” – Section 8.4.

“Master Services Agreement” – Recitals.

“MLP” – Big West Oil Partners, LP, a Delaware limited partnership.

“Month” – calendar month.

“Monthly Plan” – Section 6.1.

“MSDS” – Article 14.

“Non-Defaulting Party” – Section 16.2.

“Omnibus Agreement” – Recitals.

“Overpayment Amount” – Section 8.4.

“Party” – Customer or Refiner, as applicable, and “Parties” shall mean Customer and Refiner.

“Person” – any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, joint stock company, government or any agency or political subdivision thereof or any other entity.

“Product” – CC Product and Alkylation Product.

“Redelivery Point” – the CC Redelivery Point and the Alkylation Redelivery Point.

“Refining Fees” – the CC Refining Fee, the Excess CC Barrels Refining Fee, the Alkylation Refining Fee, and the Excess Alkylation Barrels Refining Fee, calculated in accordance with Sections 4.3 and 5.3, as applicable.

“Refiner” – first paragraph.

“Refiner’s Account” – Refiner’s bank account __________ at _______________ or such other account designated by Refiner from time to time by notice to Customer.

“Refinery” – Recitals.

“Related Agreements” – Recitals.

“Released Parties” – Section 13.2.

“Releasing Party” – Section 13.2.

“Renewal Term” – Article 3.

“Required Offtake Commitment” – Section 5.1.

“Scheduled Maintenance” – the time period during which all or a portion of Customer’s Facility or the Refinery, as applicable, is removed from service to perform scheduled work for periodic maintenance on specific components in accordance with Article 11.

“Semi-Annual Period” – subject to Sections 4.3 and 5.3, each six-Month period during the Term, with the first six-Month period commencing on _____________, and the last Semi-Annual Period (or portion thereof) ending on the last calendar day in the Term.

“Shared Services Agreement” – Recitals.

“Site Lease Agreement” – Recitals.

“Specified Rate” – with respect to any period for which interest is to be calculated under this Agreement, the rate of interest publicly announced from time to time by _______________, as its base rate, with each change in this rate resulting from a change in the base rate to take effect on the day on which the announced rate changes.

“Tax” – Section 9.1.

“Term” – Article 3.

“Third Party Agreements” – Section 4.1.

2.	CONSTRUCTION. In construing this Agreement, the following principles shall be followed: (i) no consideration shall be given to the captions of articles, sections or subsections; (ii) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement; (iii) the word “includes” and its syntactic variants mean “includes, but is not limited to” and corresponding syntactic variant expressions; and (iv) the plural shall be deemed to include the singular, and vice versa.

3.	TERM. This Agreement shall commence on the Effective Date and, unless terminated sooner pursuant to the other provisions of this Agreement, shall continue for an initial term of 25 years (“Initial Term”), and may be renewed thereafter (“Renewal Term”), if agreed by both Parties (the Initial Term together with any Renewal Term is the “Term” of this Agreement); provided that this Agreement shall automatically terminate if the Site Lease Agreement is terminated pursuant to Section 7.4 thereof. Either Party desiring to renew this Agreement shall give written notice thereof to the other Party not less than one year prior to the expiration of the Initial Term or any Renewal Term. Beginning at least one year prior to the expiration of the Term, the Parties will negotiate in good faith using commercially reasonable efforts to reach agreement upon terms for the renewal of this Agreement. If the Parties have not reached agreement upon terms for the renewal of this Agreement by the date that is six months prior to the expiration of the Term, then senior management representatives of the Parties (including at least one representative from each Party who has not previously been directly engaged in the prior renewal negotiations) shall engage in discussions regarding such renewal; provided, however, that neither Party shall be obligated to renew this Agreement.

4.	GAS OIL REFINING.

4.1.	Throughput Commitment. Subject to Section 4.2, during the Term, Customer shall deliver to Refiner for refining in the CC Unit an average over each Semi-

Annual Period of at least 10,000 B/CD of Gas Oil (the “CC Commitment”). If Customer is not then in default under this Agreement, Customer shall have the first right to use any Excess Capacity in the CC Unit, and may exercise this right by indicating in its Monthly Plan which is provided to Refiner under Section 6.1 the amount of Excess Capacity in the CC Unit that it elects to use in the following Month. The maximum Capacity of the CC Unit for delivered Gas Oil is currently 11,500 B/CD. To the extent Customer does not elect to use Excess Capacity in the CC Unit pursuant to this Agreement, Refiner shall have the right to use such Excess Capacity to refine for itself or third parties. In addition, Refiner shall have the right to enter into contractual commitments of a duration of not more than six months with any third party with respect to Excess Capacity (a “Third Party Agreement”) in the CC Unit (i) with Customer’s consent or (ii) if Customer has failed to pay for the CC Commitment for the previous six consecutive months (excluding failures due to a Force Majeure at the Refinery). To the extent Customer has elected to use some but not all of the Excess Capacity in the CC Unit, and there is insufficient Excess Capacity to satisfy all of Refinery’s commitments therefor, Customer and parties under a Third Party Agreement will receive Excess Capacity on a pro rata basis in proportion to the respective amounts of Excess Capacity to which they are entitled. Any use of Capacity in the CC Unit for Refiner’s own account or for third parties shall be coordinated with Customer so as not to materially interfere with Customer’s right to use Capacity in the CC Unit.

4.2.	Delivery of Gas Oil. Customer shall deliver Gas Oil to Refiner at the CC Delivery Point in accordance with Article 6. Refiner shall not be required to receive any volumes of Gas Oil during the times when the CC Unit is not in operation due to Scheduled Maintenance, unscheduled maintenance or Force Majeure.

4.3.	CC Refining Fee. Subject to adjustment pursuant to Section 8.8, for each Semi-Annual Period, the fee for refining Barrels of Gas Oil delivered by Customer to Refiner hereunder up to the CC Commitment, or with respect to which there is a CC Commitment, shall be (i) $29.00 multiplied by (ii) 10,000 multiplied by (iii) the number of days in such Semi-Annual Period (such fee, the “CC Refining Fee”). In addition, for Barrels of Gas Oil delivered by Customer to Refiner during any Semi-Annual Period in excess of the CC Commitment, or with respect to which Customer indicated it would take in excess of the CC Commitment in the Monthly Plan for such period (to the extent such excess was available), the refining fee shall be $5.00 per barrel (the “Excess CC Barrels Refining Fee”). Customer shall pay the CC Refining Fee and the Excess CC Barrels Refining Fee on an estimated monthly basis, adjusted at the end of each Semi-Annual Period, in accordance with Article 8. Notwithstanding any provision of this Agreement, with respect to any days in which the CC Unit is not in operation due to Scheduled Maintenance, unscheduled maintenance or Force Majeure (other than as a result of a Force Majeure Event solely at Customer’s Facilities) or otherwise (other than as a result of Customer’s acts or omissions in breach of this Agreement or the Related Agreements), such number of days shall be excluded from the calculation of the CC Refining Fee and the Excess CC Barrels Refining Fee.

4.4.	Refining of Gas Oil. Refiner shall refine Gas Oil in the CC Unit for the production of CC Product. The methods and procedures employed by Refiner in the production of CC Product shall be selected by Refiner; provided, that Refiner shall provide Customer reasonable advance notice of any material changes to such methods and procedures. Refiner shall maintain and operate the CC Unit in accordance with Applicable Law and standard industry practices. If Customer delivers Gas Oil that is not within the specification tolerances set forth in Schedule E, Refiner may, at its option, (i) refuse to accept and refine such out-of-specification volumes (and such volumes shall not count toward satisfying the CC Commitment), or (ii) attempt to refine such out-of-specification volumes and charge Customer for all additional out-of-pocket costs incurred by Refiner as a consequence of such Gas Oil not meeting such specifications.

4.5.	Redelivery of CC Product. Refiner shall deliver to Customer during each Month such volumes of CC Product as correspond to the volume and composition of Gas Oil delivered by Customer in such Month, and if the Gas Oil meets the specifications listed on Schedule E, the CC Product shall meet the specifications listed on Schedule D. Refiner shall deliver to Customer a monthly report containing the calculations for Gas Oil and CC Product with regard to the operation of the CC Unit, to reconcile Gas Oil refining, CC Product production and associated yields at the CC Unit substantially in the form of Exhibit A. The Parties shall hold periodic discussions about improving efficiencies and related matters about refining Gas Oil and CC Product production. Refiner shall redeliver the volumes of CC Product to Customer at the applicable CC Redelivery Point.

5.	ALKYLATION REFINING.

5.1.

Offtake Commitment. Subject to Section 5.2, during the Term, Customer shall be obligated to take delivery of an average over each Semi-Annual Period of at least 2,000 B/CD of Alkylation Product (the “Required Offtake Commitment”). If Customer is not then in default under this Agreement, Customer shall have the first right to receive any Excess Capacity for output from the Alkylation Unit, and may exercise this right by indicating in its Monthly Plan which is provided to Refiner under Section 6.1 the amount of Excess Capacity for output from the Alkylation Unit that it elects to receive in the following Month. The maximum Capacity of the Alkylation Unit for delivered Alkylation Product is currently 2,700 B/CD. To the extent Customer does not elect to receive Excess Capacity for output from the Alkylation Unit, Refiner shall have the right to use such Excess Capacity to refine for itself or third parties. In addition, Refiner shall have the right to enter into Third Party Agreements with respect to Excess Capacity for output from the Alkylation Unit (i) with Customer’s consent or (ii) if Customer has failed to pay for its Required Offtake Commitment for the previous six consecutive months (excluding failures due to Force Majeure at the Refinery). To the extent Customer has elected to use some but not all of the Excess Capacity in the Alkylation Unit, and there is insufficient Excess Capacity to satisfy all of Refiner’s commitments therefor, Customer and parties under a Third Party Agreement will have the right to receive Excess Capacity on a pro rata basis in proportion to the respective amounts of Excess Capacity to which they are entitled. Any use of Capacity in the Alkylation Unit for Refiner’s own account or for third parties shall be coordinated with Customer so as not to materially interfere with Customer’s right to receive any Capacity for output from the Alkylation Unit pursuant to this Agreement.

5.2.	Delivery of the Alkylation Feedstock. Customer shall deliver to Refiner at the applicable Alkylation Delivery Point at least such Barrels of Alkylation Feedstock and isobutane meeting the applicable specifications set forth in Schedule B as are necessary to yield the Required Offtake Commitment plus any additional Barrels of Alkylation Product Customer has elected to take; provided that to the extent Customer’s failure to deliver is due to Refiner’s failure to operate the CC Unit properly or at sufficient capacity, Customer’s obligation shall be reduced to the same extent. Refiner shall not be required to receive any volumes of Alkylation Feedstock or isobutane during the times when the Alkylation Unit is not in operation due to Scheduled Maintenance, unscheduled maintenance or Force Majeure.

5.3.	Alkylation Refining Fee. Subject to adjustment pursuant to Section 8.8, for each Semi-Annual Period, the fee for refining Customer’s Alkylation Feedstock up to the number of Barrels necessary to yield the Required Offtake Commitment, or with respect to which there is a Required Offtake Commitment, shall be (i) $19.00 multiplied by (ii) 2,000 multiplied by (iii) the number of days in such Semi-Annual Period (such fee, the “Alkylation Refining Fee”). In addition, for Barrels of Alkylation Product delivered by Refiner to Customer during any Semi-Annual Period in excess of the Required Offtake Commitment, or with respect to which Customer indicated it would take in excess of the Required Offtake Commitment in the Monthly Plan for such period (to the extent such excess was available), the refining fee shall be $3.00 per Barrel (the “Excess Alkylation Barrels Refining Fee”). Notwithstanding any provision of this Agreement, with respect to any days in which the Alkylation Unit is not in operation due to Scheduled Maintenance, unscheduled maintenance or Force Majeure (other than as a result of a Force Majeure Event solely at Customer’s Facilities) or otherwise (other than as a result of Customer’s acts or omissions in breach of this Agreement or any Related Agreement), or if Customer is unable to deliver Alkylation Feedstock to Refiner due to Refiner’s failure to operate the CC Unit or the Alkylation Unit properly or at sufficient capacity, such number of days shall be excluded from the calculation of the Alkylation Refining Fee and the Excess Alkylation Barrels Refining Fee. Customer shall pay the Alkylation Refining Fee and the Excess Alkylation Barrels Refining Fee on an estimated monthly basis, adjusted at the end of each Semi-Annual Period, in accordance with Article 8.

5.4.	Refining of Alkylation Feedstock. Refiner shall process Alkylation Feedstock in the Alkylation Unit for the production of Alkylation Product. The methods and procedures employed by Refiner in the production of Alkylation Product shall be selected by Refiner; provided, that Refiner shall provide Customer reasonable advance notice of any material changes to such methods and procedures. Refiner shall maintain and operate the Alkylation Unit in accordance with Applicable Law and standard industry practices. If Customer delivers Alkylation Feedstock that is not within the specification tolerances set forth in Schedule B, Refiner may, at its option, (i) refuse to accept and process such out-of-specification volumes (and such volumes shall not count toward satisfying the Required Offtake Commitment), or (ii) attempt to process such out-of-specification volumes and charge Customer for all additional out-of-pocket costs incurred by Refiner as a consequence of such Alkylation Feedstock not meeting such specifications.

5.5.	Redelivery of Alkylation Products and Reports. Refiner shall deliver to Customer during each Month such volumes of Alkylation Product as correspond to the volume and composition of the Alkylation Feedstock delivered by Customer in such month, and if the Alkylation Feedstock meets the specifications listed on Schedule B, the Alkylation Product shall meet the specifications listed on Schedule C. Refiner shall deliver to Customer a monthly report containing all source data and calculations for Alkylation Feedstock and Alkylation Product with regard to the operation of the Alkylation Unit, to reconcile Alkylation Feedstock refining, Alkylation Product production and associated yields at the Alkylation Unit substantially in the form set forth in Exhibit A. The Parties shall hold periodic discussions about yields, catalysts, improving efficiencies, and related matters about refining the Alkylation Feedstock and Alkylation Product production. Refiner shall redeliver the volumes of Alkylation Product to Customer at the applicable Alkylation Redelivery Point.

6.	GAS OIL AND ALKYLATION FEEDSTOCK ESTIMATES.

6.1.

Monthly Plan. On or before the fifteenth day of each Month, Customer shall deliver to Refiner a proposed Monthly plan of operations (a “Monthly Plan”) for the following Month (a form of which is provided as Exhibit B), setting forth Customer’s estimate of (a) the volumes of Feedstock, if any, to be delivered each day of such following Month by Customer to Refiner at the Feedstock Delivery Points and (b) the volumes of Products to be received each day of such following Month by Customer from Refiner at the Redelivery Points. Concurrently, Customer shall furnish to Refiner a three-month rolling forecast by notifying Refiner as to the quantity of Gas Oil and Alkylation Feedstock that Customer reasonably anticipates it will deliver to Refiner for each of the next three successive months. If Refiner has questions or objections to the proposed Monthly Plan, it shall raise them within the three Business Days immediately following Customer’s delivery of such plan and shall promptly inform Customer of the reasons for its objections, and the Parties will use commercially reasonable efforts to reach a mutually acceptable agreement with respect to such plan and promptly finalize the Monthly Plan. If the Parties fail to agree on the Monthly Plan within two Business Days prior to a Month, then the new Monthly Plan shall nevertheless go into effect pending the outcome of good faith negotiations between the Parties (which may include retroactive adjustments to the Monthly Plan).

6.2.	Modifications of Monthly Plan. Subject to Refiner’s obligations under any Third Party Agreements, Refiner shall use commercially reasonable efforts to accommodate changes in the Monthly Plan requested by Customer to the extent that, in Refiner’s commercially reasonable judgment, operating conditions at the Refinery permit such requested change.

6.3.	Unexpected Delivery Changes. Customer and Refiner shall notify each other by telephone or e-mail of any discovered unanticipated changes in deliveries of Feedstock or Products as soon as practicable.

6.4.	Delivery Schedule for Feedstock. Throughout the Term, Customer shall deliver Feedstock to the applicable Delivery Point and Refiner shall receive and take possession and control of the Feedstock at such Delivery Point pursuant to the applicable Monthly Plan.

6.5.	Delivery Schedule for Products. Throughout the Term, Refiner shall deliver Products to the applicable Redelivery Point and Customer shall receive and take possession and control of the Products at such Redelivery Points pursuant to the applicable Monthly Plan.

7.	MEASUREMENT, INSPECTION AND TESTING.

7.1.

Determination of Quantities. Refiner shall provide, operate and maintain meters or other appropriate measuring devices sufficient to measure quantities and temperatures relevant to Gas Oil and Alkylation Feedstock and CC Product and Alkylation Product. The type and location of such measuring devices shall be as set forth in Schedule F hereto. The quantities of Gas Oil, Alkylation Feedstock, CC Product and Alkylation Product delivered or redelivered hereunder shall be determined by reference to daily readings of such meters or other appropriate devices, or, pending installation of such meters or measuring devices, by such other methods as shall be mutually agreed upon by the Parties. Refiner agrees to calibrate flow meters and temperature recorders on a periodic basis as may be agreed upon by the Parties. Customer shall have the right to witness the calibrations. Following such calibrations, any equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately. If the Parties are unable to agree upon measurements of quantities delivered, the quantities shall, on demand by either Party, be conclusively determined by an independent inspector agreed upon by the Parties. The cost of such independent inspector shall be borne equally by Customer and Refiner. The quantities delivered or redelivered hereunder, as agreed upon by the Parties or an independent inspector, as applicable, shall be binding on the Parties. All quantities of Feedstock and

Product shall be corrected for temperature to sixty degrees Fahrenheit (60ºF) in accordance with current methods established by the American Petroleum Institute or other methods mutually agreed to by the Parties. All measurements and calibrations shall be made in accordance with the latest standards or guidelines published by the American Petroleum Institute or the American Society for Testing Materials (“ASTM”) or otherwise generally accepted in the refinery industry.

7.2.	Quality and Testing. The composition of Gas Oil and Alkylation Feedstock and the quality of CC Product and Alkylation Product shall be determined by samples taken periodically as agreed by the Parties by Refiner for analysis by analytical test methods set forth in Schedule G. Customer may take samples of CC Product at the CC Redelivery Point and Alkylation Product at the Alkylation Redelivery Point and analyze those samples by the analytical test methods set forth in Schedule G. Customer may request samples be taken by Refiner of Gas Oil, Alkylation Feedstock and Alkylation Product at the location of the composite samplers to be shipped to Customer for analysis. If the analysis by Customer differs from the test results furnished by Refiner for the same batch of Feedstock or Product, Customer shall have the right, within five days from receipt of the test results from Refiner, to request that samples be submitted to a mutually agreed upon independent inspector and laboratory for referee analysis. The determination of the inspector and laboratory shall be conclusively binding on the Parties and the cost of such independent inspector and laboratory shall be borne equally by the Parties. All samples shall be taken and all tests shall be made in accordance with Schedule G.

8.	REFINER’S COMPENSATION.

8.1.	Estimated Refining Fees. Subject to adjustment pursuant to Section 8.8, for each Month of the Term, Customer shall pay Refiner as follows:

(i)	an estimated Monthly fee (the “Estimated CC Refining Fee”) for refining Gas Oil based on the actual Barrels of Gas Oil scheduled to be delivered during such Month by Customer to Refiner in the Monthly Plan for such Month, up to the CC Commitment, multiplied by $29.00;

(ii)	an estimated Monthly fee (the “Estimated Alkylation Refining Fee”) for refining Alkylation Feedstock based on the actual Barrels of Alkylation Product scheduled to be redelivered during such Month by Refiner to Customer in the Monthly Plan for such Month, up to the Required Offtake Commitment, in accordance with this Agreement, multiplied by $19.00;

(iii)	an estimated Monthly fee (the “Estimated Excess CC Barrels Refining Fee”), for refining Gas Oil in excess of the CC Commitment, based on the number of Barrels of Gas Oil with respect to which Customer elected pursuant to the applicable Monthly Plan to deliver in excess of the CC Commitment during such Month, multiplied by (b) $5.00; and

(iv)	an estimated Monthly fee (the “Estimated Excess Alkylation Barrels Refining Fee”), for delivering Alkylation Product in excess of the Required Offtake Commitment, based on the number of Barrels of Alkylation Product with respect to which Customer elected pursuant to the applicable Monthly Plan to take in excess of the Required Offtake Commitment, multiplied by (b) $3.00.

8.2.	Payment of Preliminary Monthly Estimate. Refiner shall issue to Customer an invoice on or before the first day of each Month reflecting Refiner’s preliminary estimate of the Estimated Refining Fees for such Month, using the applicable Monthly Plan to estimate actual deliveries during such Month. Customer shall pay Refiner the amount of such invoice on or before the fifteenth day of such Month.

8.3.	True-up of Monthly Estimate. Each monthly invoice from Refiner to Customer shall include a debit or credit for the full Month immediately preceding the issuance of the invoice, reconciling the difference between the amount paid pursuant to Section 8.2 with respect to that prior Month and the greater of (a) the actual number of Barrels of Gas Oil and Alkylation Product physically delivered or redelivered, as applicable, for such preceding Month, as shown in Refiner’s monthly report for such Month delivered pursuant to Section 4.5 and Section 5.5 and (b) the sum of (i) the Required Commitment and Required Offtake Commitment and (ii) the number of Barrels of Gas Oil and Alkylation Product with respect to which Customer elected pursuant to the applicable Monthly Plan to take in excess of the Required CC Commitment and Required Offtake Commitment, respectively. The debit or credit resulting from this reconciliation procedure shall adjust the amount otherwise payable on each invoice.

8.4.	Semi-Annual True-Up. Within 20 days after the end of each Semi-Annual Period, Refiner shall deliver to Customer an invoice which includes for such Semi-Annual Period: (i) the aggregate amount paid by Customer for Estimated Refining Fees for the Months during such period, (ii) the deficiency, if any, between the aggregate Estimated Refining Fees paid and the aggregate Refining Fees due for such period (the “Make-Up Amount”), and (iii) the excess, if any, of the aggregate Estimated Refining Fees paid over the aggregate Refining Fees due for such period (the “Overpayment Amount”).

8.5.	Semi-Annual Payment. Customer shall pay Refiner the Make-Up Amount, or Refiner shall pay Customer the Overpayment Amount, as applicable, within 30 days after the end of each Semi-Annual Period, or within ten days after receipt of Refiner’s invoice therefor, if later.

8.6.

Deficiencies. Notwithstanding any provision hereof to the contrary, but subject to the last sentence of this Section 8.6, Customer shall have the right to make up any volumes of Gas Oil refining or Alkylation Product paid for but not taken, by receiving from Refiner without charge therefor volumes equivalent to any deficiency paid for pursuant to this Agreement but not taken; provided that no such volumes may be received without charge during any Semi-Annual Period until the CC Commitment or the Required Offtake Commitment, as applicable, for such period have been paid for by Customer; and further provided, that Customer shall pay for the difference in price, if any, between the Refining Fee under this Agreement upon which payments were made for deficiency volumes and the Refining Fee under this Agreement applicable to the volumes made up during such succeeding Semi-Annual Periods. In making up deficiencies as provided for in this Section 8.6, such deficiencies shall be deemed to be made up in the chronological order in which they were incurred. The right to make up deficiencies for any Semi-Annual Period shall terminate automatically upon the first to occur of (i) the expiration of the second Semi-Annual Period following the Semi-Annual Period for which such deficiency accrued or (ii) termination of this Agreement, and Customer may not make up deficiencies during any Semi-Annual Period during which Refiner has committed Excess Capacity to third parties under Third Party Agreements as permitted under this Agreement, until such Excess Capacity deliveries have been satisfied.

8.7.	Accounts; Disputes. All amounts payable under this Agreement shall be made to Refiner’s Account or Customer’s Account, as applicable. Absent manifest error in calculations contained in an invoice (if there is manifest error, the Party shall correct such error and show such recalculation), a Party shall pay the amounts invoiced to it in full. A Party must pay timely and in full any disputed amount hereunder pending resolution of the dispute. Payment of any disputed amount shall not constitute approval thereof. Any overdue balance owed by a Party shall accrue interest thereon at a rate (which in no event shall be higher than the maximum rate permitted by Applicable Law) equal to the prime rate as published by the Wall Street Journal from time to time and in effect, during the period from the due date to the date of payment by that Party. If a payment due date falls on a Saturday or a bank or federal holiday, other than Monday, the payment shall be due on the immediately preceding Business Day. If the payment due date falls on a Sunday or Monday bank or federal holiday, the payment shall be due on the following Business Day.

8.8.	Adjustable Fee. Within 45 days after the end of each two successive Semi-Annual Periods (a “Subject Period”), the dollar amounts referenced in Sections 8.1(i) and 8.1(ii) and in Sections 4.3 and 5.3 to calculate the Estimated CC Refining Fee, the Estimated Alkylation Refining Fee, the CC Refining Fee and the Alkylation Refining Fee for future Semi-Annual Periods shall be increased if and to the extent the aggregate amount paid by Refiner with respect to such Subject Period for Expenditures constituting Operating Expense under, and as defined in, each of the Master Services Agreement and the Shared Services Agreement exceeds an amount equal to the sum of (i) $13,000,000, plus (ii) the aggregate amount of any increases made in prior periods pursuant to this Section 8.8, with the dollar amount referenced in Section 8.1(i) and Section 4.3 being increased by 90% of such excess amount and the dollar amount referenced in Section 8.1(ii) and Section 5.3 being increased by 10% of such excess amount. Any increase in the Estimated CC Refining Fee, the Estimated Alkylation Refining Fee, the CC Refining Fee and the Alkylation Refining Fee shall remain in effect for the duration of the Term.

9.	TAXES.

9.1.	Customer’s Responsibility. Any tax (except income taxes and real and personal property taxes levied upon the Refinery assets), fee, or other governmental charge, or any increase therein (collectively, “Tax”), now or hereafter imposed directly or indirectly by law upon Product delivered to Customer under this Agreement, or on the production, manufacture, storage, sale, transportation or delivery thereof, which Refiner is required to pay or collect, including superfund excise Taxes and Taxes on gasoline blend stocks and additives, shall be paid by Customer in addition to the Refining Fees. Any such Tax may be added to the Refining Fees either by inclusion in the current invoice or added retroactively up to three months after the date of delivery for the Product.

9.2.	Exemption. If Customer furnishes Refiner with a timely and valid resale or other exemption certificate or proof of export acceptable to Refiner, sufficient to support an exemption from any Tax, then such Tax will not be added to the Refining Fees; provided, that if Refiner is ever liable for such Tax on the sale of Product hereunder, Customer shall promptly reimburse Refiner for such Tax, including any interest, penalties and attorneys’ fees related thereto.

10.	[Reserved].

11.

SCHEDULED MAINTENANCE. Prior to the Effective Date, each of Customer and Refiner submitted, and Refiner and Customer accepted, a proposed schedule of Scheduled Maintenance for the Customer’s Facility and the Refinery, respectively, for the first four Semi-Annual Periods during the Term. No later than 30 days prior to the expiration of each Semi-Annual Period, each of Customer and Refiner shall submit to the other a proposed schedule of Scheduled Maintenance for the following two Semi-Annual Periods for Customer’s Facility and the Refinery, respectively, which schedule shall be updated by Customer and Refiner, respectively, for each Semi-Annual Period thereafter within 15 days before the commencement of such period. Parameters within which Scheduled Maintenance must be planned are included as Schedule H. Such schedule, and each supplement thereto, shall indicate the planned start and completion dates for each Scheduled Maintenance during the period covered thereby and the amount of the Capacity of the Customer’s Facility or Unit that will be affected during the period covered thereby. Within 30 days of receipt of such schedule or any supplement thereto, the other Party may request modifications to such schedule or supplement. Both Parties agree to use commercially reasonable efforts to develop a mutually acceptable final schedule for such Scheduled Maintenance. The Party scheduling the maintenance shall send oral and written notification to the other Party of the expected start date of such Scheduled Maintenance, the amount of Capacity at the Customer’s Facility or Refinery that will not be operating during such Scheduled Maintenance, and the expected completion date of such Scheduled Maintenance. The scheduling Party shall send oral and written notification to the other Party of any subsequent changes in the Scheduled

Maintenance completion date. Notwithstanding the foregoing, the Parties shall keep each other timely informed about planned turnarounds, shutdowns, major technical projects, capital projects and any other major events that in each case are relevant to the operation of the Refinery and/or the Customer’s Facilities.

12.	PRODUCT CLAIMS AND USE OF PRODUCT.

12.1.	Presentment of Claims. Within 18 months after delivery of Gas Oil or Alkylation Feedstock to Refiner, or CC Product or Alkylation Product to Customer, the claiming Party shall inform the other Party in writing of claims with respect to the quality or quantity of Gas Oil, Alkylation Feedstock, CC Product or Alkylation Product, as the case may be. Failure to inform the other Party within such 18-month period shall bar the claiming Party from making any claim with respect to the quality or quantity of Gas Oil, Alkylation Feedstock, CC Product or Alkylation Product delivered hereunder, as the case may be.

12.2.	Risks. Customer shall control, be responsible for, and bear all risks and liabilities associated with (i) Feedstock prior to its delivery to Refiner at the applicable Delivery Point and (ii) except to the extent of any Product redelivered to Customer hereunder that does not conform to the specifications set forth in the applicable Schedules, Product after its redelivery to Customer at the applicable Redelivery Point. Refiner shall control, be responsible for, and bear all risks and liabilities associated with (x) Gas Oil after delivery at the CC Delivery Point, (y) Alkylation Feedstock after delivery at the Alkylation Delivery Point, and (z) Product prior to its redelivery at the applicable Redelivery Point. Customer assumes all risk and responsibility for handling the Products after redelivery at the applicable Redelivery Point and, assuming the Products conform to specifications required under this Agreement, Customer assumes all risk and responsibility for the results obtained by the use of the Products in manufacturing processes or otherwise and for the results obtained by the use of said Products in combination with other substances.

12.3.	Title. Subject to the following provisions, title to Feedstock, isobutane, and the Product obtained from Feedstock delivered by Customer shall at all times remain in Customer.

12.4.	Further Assurances. Refiner agrees to take all commercially reasonable actions deemed necessary or desirable by Customer to protect Customer’s interest in Feedstock delivered by Customer and Products produced therefrom, including the execution and filing of appropriate UCC-1 financing statements and the attachment of labels, signs or other appropriate indications of such interests of Customer to storage tanks and other vessels containing such Feedstock and Products.

13.	INDEMNIFICATION.

13.1.	Employee Claims. Each Party (the “Indemnifying Party”) shall indemnify, protect, defend and hold harmless the other Party and Affiliates of the other Party (the “Indemnified Parties”) from and against any and all claims, liabilities, losses, costs and expenses arising out of claims by the employees of the Indemnifying Party or the employees of contractors or subcontractors of the Indemnifying Party.

13.2.	Property Damage. Each Party (the “Releasing Party”) hereby waives and releases the other Party and Affiliates of the other Party from any damage to or destruction or loss of property owned or in the possession of the Releasing Party or Affiliates of the Releasing Party caused in whole or in part by the other Party, Affiliates of the other Party or any employees or contractors of the other Party (the “Released Parties”) including the negligence, gross negligence, strict liability or other fault of any of the Released Parties.

14.	PRODUCT HAZARDS. Each of Customer and Refiner acknowledges (i) that it has been adequately warned by the other Party of the risks associated with handling, using, transporting, storing and disposing of Feedstock and Products, as applicable, and that it has separate and independent knowledge of such risks, which are known in its industry, (ii) that it has received the other Party’s Material Safety Data Sheet (“MSDS”) for Feedstock and Products, as the case may be, (iii) that it is familiar with the same, and (iv) that it understands the contents of the other Party’s MSDS. Each of Customer and Refiner shall maintain compliance with applicable safe handling and use procedures and with all applicable safety and health-related governmental requirements concerning Feedstock and Products, respectively, and shall take such steps as are reasonable and practicable to inform its employees, agents, contractors, and customers of any risks associated therewith, including dissemination of pertinent information contained in the MSDS, as appropriate.

15.	WARRANTIES.

15.1.	Feedstock and Product Quality. Customer warrants that Feedstock delivered hereunder shall meet the specifications set forth in the applicable Schedules. Refiner warrants that, assuming the immediately preceding warranty is correct, the Products delivered hereunder shall meet the specifications set forth in the applicable Schedules.

15.2.	Customer Warranties. Customer warrants that title to all Gas Oil and Alkylation Feedstock delivered to Refiner is free and clear of all liens, claims and security interests, except claims pursuant to this Agreement.

15.3.	Refiner Warranties. Refiner warrants that the Products redelivered to Customer shall be free and clear of all liens, claims and security interests created by, through or under Refiner, except claims pursuant to this Agreement.

15.4.	DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER REFINER NOR CUSTOMER MAKES, AND EACH HEREBY DISCLAIMS, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE, WARRANTIES OF MERCHANTABILITY, OR WARRANTIES AS TO QUALITY OR CONFORMANCE WITH DESCRIPTION OR SAMPLE. NEITHER REFINER NOR CUSTOMER WARRANTS AGAINST UNITED STATES PATENT INFRINGEMENT BY WAY OF THE USE OF FEEDSTOCK OR PRODUCTS IN COMBINATION WITH OTHER MATERIALS OR IN THE OPERATION OF ANY PROCESS.

16.	EVENTS OF DEFAULT; LIMITATION OF DAMAGES.

16.1.	Events of Default. An event of default (“Event of Default”) with respect to a Party (the “Defaulting Party”) shall mean any of the following: (a) the failure of Defaulting Party to pay when due any payment under this Agreement and such failure is not remedied within 15 Business Days after written notice thereof; (b) the failure of the Defaulting Party to comply with its other respective obligations under this Agreement and such failure is not remedied for 30 days after written notice thereof, or if the failure is not reasonably capable of cure within 30 days, then the Defaulting Party has not commenced to cure the failure within said 30-day period and is not diligently pursuing the cure in good faith thereafter; or (c) the Defaulting Party is subject to a Bankruptcy Proceeding (a “Bankruptcy Default”).

16.2.	Remedies.

(a) Dispute Resolution. The written declaration by the non-defaulting party (the “Non-Defaulting Party”) of an Event of Default (except with respect to a Bankruptcy Default) shall also constitute a written notice pursuant to Section 18.11(a) invoking the dispute resolution procedures. Pending the completion of the dispute resolution procedures set forth in Section 18.11, (i) the Non-Defaulting Party shall not exercise any remedies, except as otherwise set forth in this Section 16.2 or Section 18.11, and (ii) neither Party may terminate this Agreement. Each Party shall have an obligation to use commercially reasonable efforts to mitigate damages arising out of breach by the other Party of this Agreement.

(b) Upon the occurrence and during the continuation of a Bankruptcy Default as to the Defaulting Party, the other Party (the “Non-Defaulting Party”) may, in its sole discretion (i) accelerate and liquidate the Parties’ respective obligations under this Agreement by establishing and notifying the Defaulting Party of an early termination date (which shall be no earlier than the date of such notice and no later than 90 days after the date of such notice) on which this Agreement shall terminate (“Early Termination Date”), (ii) withhold any payments due to the Defaulting Party until such Event of Default is cured, and/or (iii) set off against any amounts due to the Defaulting Party any or all amounts that the Defaulting Party owes to the Non-Defaulting Party. Subject to Section 16.3, any rights of a Non-Defaulting Party under this Article 16 shall be in addition to any other rights or remedies such Non-Defaulting Party may have under this Agreement or at law or in equity.

(c) Pending the completion of the dispute resolution procedures set forth in Section 18.11, with respect to an Event of Default as to the Defaulting Party other than a Bankruptcy Default, the Non-Defaulting Party shall continue to have the right of set off pursuant to Section 18.12. Only after the completion of the dispute resolution procedures set forth in Section 18.11 with respect to such an Event of Default, may the Non-Defaulting Party, in its sole discretion, accelerate and liquidate the Parties’ respective obligations under this Agreement by establishing and notifying the Defaulting Party of an Early Termination Date or, subject to Section 16.3, exercise any and all other rights and remedies such Non-Defaulting Party may have under this Agreement or at law or in equity.

(d) Customer and Refiner each acknowledges and agrees that the actual damages to be incurred by Refiner in the event of early termination of this Agreement by Customer in violation of this Section 16.2 are difficult to calculate. Accordingly, if Customer is finally determined pursuant to Section 18.11 hereof to have terminated this Agreement prior to expiration of the then Term other than as provided in this Section 16.2, then in such case, the Parties hereby agree that Customer shall pay as damages to Refiner an amount equal to the aggregate Refining Fees that would have been payable by Customer to Refiner for all remaining Semi-Annual Periods of the then current Term reduced by all payments anticipated to be paid by Refiner during the same time period under the Related Agreements, discounted to net present value, as determined by an independent investment banking firm or as otherwise agreed by the Parties; provided that, notwithstanding any provision of this Agreement, upon receipt of such payment, such payment shall be Refiner’s sole and exclusive remedy against Customer with respect to any claims arising out of this Agreement, whether based on contract, tort, common law or otherwise, and this Agreement shall terminate. Customer and Refiner each acknowledges and agrees that the remedy provided in this Section 16.2(d) is a reasonable estimation of damages that would be necessary to compensate Refiner for losses caused by early termination of this Agreement by Customer in violation of Section 16.2. Customer and Refiner each agrees that it will not challenge in any action or proceeding the enforceability of this Section 16.2(d) on the basis that the remedy provided herein constitutes a penalty or that such remedy is unreasonably small and does not adequately compensate Refiner.

16.3.

WAIVER OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, AND EXCEPT AS PROVIDED IN SECTION 16.2(D). IN NO EVENT SHALL A PARTY EVER BE LIABLE TO THE OTHER PARTY, AND EACH PARTY HEREBY WAIVES AND RELEASES THE OTHER PARTY, WITH RESPECT TO ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT FOR ANY LOST

OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT LOSSES OR DAMAGES FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE HEREUNDER OR RELATED HERETO, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.

16.4.	Failures by the Other Party. Notwithstanding any provision of this Agreement, neither Refiner nor Customer shall be in default under this Agreement if the occurrence of such default is principally attributable to a failure by the other Party or any of the other Party’s Affiliates, to perform under, or a breach by any of them of, any other agreement between Refiner or any of its Affiliates, on the one hand, and Customer or any of its Affiliates, on the other hand.

16.5.	Effect of Termination. Except as provided in Section 16.2(d), termination of this Agreement for any reason shall not affect (a) Refiner’s obligation to complete the refining of any goods-in-process, and to deliver to Customer Product therefrom, (b) Customer’s obligations to pay any Refining Fees with respect to Product deliveries theretofore made to Customer or for Product deliveries thereafter made by Refiner for Product in the process of being converted at the time of termination, (c) Customer’s obligation to pay any Refining Fees with respect to the Semi-Annual Period in which termination occurs; provided that the CC Commitment and Required Offtake Commitment shall be reduced proportionally to the number of days in such Semi-Annual Period preceding the termination date, (d) any Party’s indemnification obligations under this Agreement or (e) any other obligations of either Party which by their nature are to be performed after termination of this Agreement.

17.	FORCE MAJEURE.

17.1.	Non-Performance. Subject to the following provisions of this Article 17, a Party shall not be responsible for any loss or damage to the other Party resulting from any delay in performing or failure to perform any obligation under this Agreement (other than Customer’s obligation to make payments (i) for Refining Fees for Product actually delivered under this Agreement, and (ii) for Refining Fees if the Force Majeure Event is solely as a result of Force Majeure at Customer’s Facility) to the extent such failure or delay is caused by a Force Majeure Event.

17.2.	Force Majeure Notice. The Party whose ability to perform is affected by a Force Majeure Event must, as a condition to its right to suspend its obligations under this Article 17, promptly give the other Party notice setting forth the particulars of the Force Majeure Event and, to the extent possible, the expected duration of the Force Majeure Event and the volumes of Feedstock or Product expected to be affected by the Force Majeure Event. Such notice shall also include a description of the steps taken and proposed to be taken to lessen and cure the Force Majeure Event. The cause of the Force Majeure Event shall so far as commercially reasonable be remedied with all reasonable dispatch, except that no Party shall be obligated to resolve any Labor Disputes other than as it shall determine to be in its best interests.

17.3.	Effect of Force Majeure.

(a)	During the pendency of any Force Majeure Event with respect to Customer’s Facility, Customer is relieved of its obligations to deliver or take, respectively, for the CC Commitment and the Required Offtake Commitment, to the extent such obligations are affected by such Force Majeure Event. During the pendency of any Force Majeure Event solely with respect to Customer’s Facility, Customer is not relieved of its obligations to timely pay in full the Refining Fees hereunder, including with respect to Feedstock and/or Product that cannot be delivered by reason of such Force Majeure Event.

(b)	During the pendency of any Force Majeure Event with respect to the Refinery, Refiner is relieved of its obligations to refine Gas Oil and to process Alkylation Feedstock, to the extent such obligations are affected by such Force Majeure Event, and Customer is relieved of its obligations to pay the Refining Fees hereunder.

18.	OTHER PROVISIONS.

18.1.	Assignment. Except as permitted under the Omnibus Agreement, neither Party may assign or otherwise transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party and any purported transfer in violation hereof shall be null and void.

18.2.	Notices. Any notices given under this Agreement shall be in writing and shall be given to the recipient at the applicable address specified below, unless such address is changed by written notice hereunder. Notice may be given in person or by U.S. mail (certified), any courier delivery service, by facsimile or by electronic mail. Any notice required or permitted hereunder shall be deemed given upon the earlier of (i) the day of actual receipt by the Party to whom notice is being given or (ii) the fourth day after being deposited postage prepaid in the U.S. mail as certified mail. Notice by facsimile or electronic mail shall be deemed to be given upon the completion of transmission to the receiving Party during regular business hours, or if sent after hours, then on the next succeeding Business Day.

Refiner:

________________________

________________________

________________________

________________________

E-mail:__________________

with a copy to:

___________________________

___________________________

___________________________

___________________________

E-mail:_____________________

Customer

Big West Oil, LLC

__________________________

__________________________

E-mail:____________________

with a copy to

Big West Oil, LLC

1104 Country Hills Drive, 7th Floor

Ogden, Utah 84403

Attn: General Counsel

E-mail: james.dester@flyingj.com

18.3.	Severability. If any provision of this Agreement shall be finally determined to be unenforceable, illegal or unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

18.4.	Entire Agreement. This Agreement (including any schedules or exhibits hereto) and the Omnibus Agreement, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof.

18.5.	No Modification. No amendments, additions to, alterations, modifications, or waivers of all or any part of this Agreement shall be of any effect, whether by course of dealing or otherwise, unless in writing and signed by Customer and Refiner; provided, however, that Refiner may not, without the approval of the Conflicts Committee, agree to any amendment, addition, alteration, modification or waiver of this Agreement that, in the reasonable judgment of the General Partner, will adversely affect any holder of Common Units.

18.6.	No Waiver. Failure of either Customer or Refiner to require performance of any provision of this Agreement shall not affect either Party’s right to full performance thereof at any time thereafter, and the waiver by either Customer or Refiner of a breach of any provision hereof shall not constitute a waiver of any similar breach in the future or of any other breach or nullify the effectiveness of such provision.

18.7.	Employee Regulations. All employees of each Party when on the property of the other Party will conform to the rules, regulations and procedures concerning safety of such other Party. From time to time, each Party shall furnish the other Party with complete and accurate and current copies of all such rules, regulations and procedures.

18.8.	Relationship of Parties. This Agreement does not create a partnership, joint venture, or relationship of trust or agency between the Parties.

18.9.	Audits. Subject to Section 12.1, each Party and its duly authorized representatives shall have access during customary business hours to the accounting records and other documents maintained by the other Party which relate to this Agreement and shall have the right to audit such records with respect to any Semi-Annual Period at any reasonable time or times within 12 months after the end of such Semi-Annual Period; provided, that a Party can only conduct one audit per year, and the same year cannot be re-audited.

18.10.	Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF UTAH, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW. Subject to Section 18.11, each of the parties hereby agrees: (i) to submit to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any action or proceeding arising out of relating to this Agreement or the transactions contemplated hereby, (ii) that all claims in respect of any such action or proceeding may be heard and determined in any such court, (iii) that such party will not bring any action or proceeding arising out of or relating to this Agreement in any other court and (iv) that such party waives any defense of inconvenient forum to the maintenance of any such action or proceeding, and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.

18.11.	Dispute Resolution. The dispute resolution provisions set forth in this Section 18.11 shall be the final, binding and exclusive means to resolve all disputes, controversies or claims (each, a “dispute”) arising under the Agreement, and each Party irrevocably waives any right to any trial by jury with respect to any dispute arising under this Agreement; provided, however, that this Section 18.11 shall not limit either Party’s recourse to courts of competent jurisdiction for injunctive or equitable relief that may be necessary to protect the rights and property of such Party or maintain the status quo before or during the pendency of the process set forth in this Section 18.11.

(a)	Escalation of Dispute. If a dispute arises, the following procedures shall be implemented:

(i)	Any Party may at any time invoke the dispute resolution procedures set forth in this Section 18.11 as to any dispute by providing written notice of such action to the other Parties. The disputing Parties within five Business Days after receipt of such notice shall schedule a meeting between the Parties to be held in Ogden, Utah. The meeting shall occur within ten Business Days after notice of the meeting is delivered to the Parties. The meeting shall be attended by representatives of each Party having decision-making authority regarding the dispute as well as the dispute resolution process. The meeting shall also be attended by upper management level personnel of each of the Parties, which persons have not previously been directly engaged in asserting or responding to the dispute. Such persons shall attempt in a commercially reasonable manner to negotiate a resolution of the dispute, which negotiations may entail the involvement of and meetings attended by additional upper management level personnel senior to such persons. If such upper management level personnel shall not have negotiated a resolution to the dispute within 45 days of the initial notice of such dispute, then a meeting attended by the Chief Executive Officer with full decision-making authority of each ultimate parent company of each of the Parties shall occur and such persons shall attempt in a commercially reasonable manner to negotiate a resolution of the dispute before these procedures may be deemed to have been exhausted. If such persons succeed in negotiating a resolution of the dispute, the Parties shall be directed (in as comprehensive detail as reasonably practicable) to take the actions necessary to carry out such resolution. Each Party shall have a commercially reasonable time in which to take the actions required of it, and such period shall automatically be extended if such Party has in good faith and diligently commenced and continued with its actions (a “Cure Period”).

(ii)	If a dispute is not resolved pursuant to subsection (a)(i), within 90 days after notice invoking the dispute or if following the Cure Period, a Party believes in good faith that a dispute still exists, the representatives of the Parties shall engage in mediation (or such other technique of alternative dispute resolution as they Parties may then agree upon), and a specific timetable and completion date for its implementation shall also be agreed upon. If the completion date therefor shall occur without the Parties having resolved the dispute, then the Parties shall proceed under subsection (a)(iii) below.

(iii)	If, after satisfying the requirements above, the dispute is not resolved, then such dispute shall be resolved by any state or federal court sitting in Salt Lake County, Utah. Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each Party acknowledges and agrees that it understands and has considered the implications of such waiver and it makes such waiver voluntarily and that it has been induced to enter into this Agreement by, among other things, the mutual waivers in this Section 18.11. After satisfying the requirements above, such dispute shall be resolved by any state or federal court sitting in Salt Lake County, Utah.

(b)	Continuation of Business. Notwithstanding the existence of any dispute or the pendency of any procedures pursuant to this Section 18.11, the Parties agree and undertake that all payments not in dispute shall continue to be made and that all obligations not in dispute shall continue to be performed.

18.12.	Set Off. Each Party has the right to set off against any amounts due to the other Party hereunder any and all amounts that the other Party owes to the first Party under this Agreement, the Related Agreements or the Omnibus Agreement.

IN WITNESS WHEREOF, Refiner and Customer have executed this Agreement as of the Effective Date.

BIG WEST OIL OPERATING, LP

By:
[Name]
[Title]

BIG WEST OIL, LLC

By:
[Name]
[Title]

SCHEDULE B

ALKYLATION FEEDSTOCK AND ISOBUTANE SPECIFICATIONS

Isobutane
GC:		Nominal	Min	Max
	C3	1%	0%	5%
	IC4	95%	90%	100%
	NC4	4%	0%	10%
Moisture:	<25 ppm
Sulfur:	<20 ppm

Olefin
GC:		Nominal	Min	Max
	C3	12%	9%	20%
	C3=	40%	26%	60%
	iC4	17%	10%	22%
	nC4	4%	1%	7%
	1C4=	7%	3%	10%
	iC4=	8%	4%	15%
	tC4=	7%	3%	10%
	cC4=	5%	2%	8%
	C5+	0.4%	0%	2%
Sulfur:	<20 ppm

[Although these are the typical and preferred specifications there are times when the unit must operate outside of these limits for short periods of time due to other considerations (i.e. upstream unit upsets, etc.)]

Schedule B

SCHEDULE C

ALKYLATION PRODUCT SPECIFICATIONS

Alkylate
Distillation:		Nominal
	5%	124	°F
	95%	343	°F
Gravity:	70 -74 API
RON:	90 - 92
MON:	89 - 91
RVP:	8.0 - 11.0 psig
n-Butane
GC:		Nominal		Min	Max
	iC4	27%		10%	40%
	nC4	68%		55%	90%
	C5+	5%		0%	10%
Propane
Propane:	>96%
HF:	<2 ppm
Org. Flourides:	<5 ppm

[Although these are the typical and preferred specifications there are times when the unit must operate outside of these limits for short periods of time due to other considerations (i.e. upstream unit upsets, etc.)]

Schedule C

SCHEDULE D

CC PRODUCT SPECIFICATIONS

Dry Gas
Sulfur:	5000 ppm (nominal)
Olefin
GC		Nominal	Min	Max
	C3	12%	9%	20%
	C3=	40%	26%	60%
	iC4	17%	10%	22%
	nC4	4%	1%	7%
	1C4=	7%	3%	10%
	iC4=	8%	4%	15%
	tC4=	7%	3%	10%
	cC4=	5%	2%	8%
	C5+	0.4%	0%	2%
Sulfur:	<20 ppm
Cat Gas
Distillation		Nominal	Max
	5%	117 °F
	95%	347 °F	400
Gravity:	60 - 65 API

RON:	88 – 90
MON:	79 – 81

RVP:	8.0 - 11.0 psig
Sulfur:	<70 ppm

Schedule D

LCO
Distillation:		Nominal
	5%	410 °F
	95%	655 °F
Gravity:	28 - 31 API

Pour Point:	10 - 40 °F
Cloud Point:	5 - 35 °F

Flash Point:	>130 °F
Sulfur:	<1500 ppm
Bottoms
Flash Point:	>130 °F

[Although these are the typical and preferred specifications there are times when the unit must operate outside of these limits for short periods of time due to other considerations (i.e. upstream unit upsets, etc.)]

Schedule D

SCHEDULE E

CC FEED SPECIFICATIONS

MSCC Feed
Distillation:		Nominal
	5%	550	°F
	95%	>1000	°F
Gravity:	26 - 30 API
Sulfur:	0.1 - 0.2 wt%
CCR:	2 - 3%

[Although these are the typical and preferred specifications there are times when the unit must operate outside of these limits for short periods of time due to other considerations (i.e. upstream unit upsets, etc.)]

Schedule E

SCHEDULE F

DELIVERY POINTS AND METERS

I.	CC Delivery Point.

The CC Delivery Point is located at the following location:

A.	Gas Oil

The location at which the Fresh Feed blind is installed in the 4” 150# line at CC Unit battery limits during a shutdown of the CC Unit.

II.	CC Redelivery Points.

The CC Redelivery Points are located at the following locations:

A.	Cat Gasoline

The location at which the Cat Gas Regulator blind is installed in the 3” 150# line at CC Unit battery limits during a shutdown of the CC Unit.

B.	LCO

The location at which the LCO Regulator blind is installed in the 2” 150# line at MSCC Unit battery limits during a shutdown of the CC Unit.

C.	Dry Gas

The location at which the Fuel gas blind is installed in the 2” 150# line at MSCC battery limits during a shutdown of the CC Unit.

D.	Slurry Cat Bottoms

The location at which the Bottoms to storage blind is installed in the 3” 150# line at MSCC battery limits during a shutdown of the CC Unit.

E.	Olefin

The location at which the Olefin regulator blind is installed in the 2” 150# line at MSCC battery limits during a shutdown of the CC Unit.

III.	Alkylation Delivery Points.

The Alkylation Delivery Points are located at the following locations:

A.	Olefin Feed

The location at which the Olefin bypass blind is installed in 1.5” union at Alkylation Unit battery limits during a shutdown of the Alkylation Unit.

Schedule F

B.	Isobutane

The location at which the Isobutane regulator blind is installed in 1” union at Alkylation Unit battery limits during a shutdown of the Alkylation Unit.

IV. Alkylation Redelivery Points.

The following are the Alkylation Redelivery Point from the Alkylation Unit:

A.	Propane

The location at which the C3 Defloutinator back pressure regulator blind is installed in 2” 300# line at Alkylation Unit battery limits during a shutdown of the Alkylation Unit.

B.	N-Butane

The location at which the Butane yield blind is installed in 1.5” union at Alkylation Unit battery limits during a shutdown of the Alkylation Unit.

C.	Alkylate

The location at which the Alkyl yield blind is installed in 1.5” union at Alkylation Unit battery limits during a shutdown of the Alkylation Unit.

(Each of the foregoing blinds are set forth on the Blind Lists for the CC Battery Limits and the Alkyl Battery Limits as of the Effective Date.)

V. Meters and other Measuring Devices.

The following meters shall be used to measure the various flow rates identified below in the CC Unit and Alkylation Unit.

A.	CC Unit

1.	Gas Oil

Gas Oil flow to the CC Unit is currently measured by combining the flow rates measured by FC-101 and FC-102 on Piping and Instrument Diagram MSCC Fractionation and Gas Recovery Unit (“MSCC P&ID”) Drawing 42 of 51.

FC-101 and FC-102 are both orifice plate meters and are not temperature or pressure compensated. A temperature measurement (TI103) is available for temperature compensation but no pressure measurement is available for pressure compensation. The temperature measurement shall be used to compensate for temperature in the Gas Oil.

As soon as practicable without interrupting the ordinary operations of the CC Unit, a Coriolis meter will be installed at the location of FC-101 and FC-102.

2.	Cat Gasoline

Schedule F

Cat Gasoline flow from the CC Unit is currently measured by FI-209 on MSCC P&ID Drawing 37 of 51.

FI-209 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

As soon as practicable without interrupting the ordinary operations of the CC Unit, a Coriolis meter will be installed at the location of FI-209.

3.	LCO

LCO flow from the CC Unit is currently measured by FC-111 on MSCC P&ID, Drawing 39 of 51.

FI-111 is an orifice plate meter and is not temperature or pressure compensated. A temperature reading (TI-203) is available for temperature compensation but no pressure measurement is available for pressure compensation. The temperature measurement shall be used to compensate for temperature in the LCO.

As soon as practicable without interrupting the ordinary operations of the CC Unit, a Coriolis meter will be installed at the location of FI-111.

4.	Dry Gas

Dry Gas flow from the CC Unit is currently measured by FI-205 on MSCC P&ID, Drawing 39 of 51.

FI-205 is an orifice plate meter and is not temperature or pressure compensated. A temperature measurement (TI-254) and pressure measurement (PC- 201) are available for temperature and pressure compensation. The temperature and pressure measurements shall be used to compensate for temperature and pressure in the Dry Gas.

5.	Slurry Cat Bottoms

Slurry Cat Bottoms flow from the CC Unit is currently measured by FT-100, which is labeled “FT XXXX”), on MSCC P&ID, Drawing 34 of 51.

FT-100 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

As soon as practicable without interrupting the ordinary operations of the CC Unit, a Coriolis meter will be installed at the location of FT-100.

6.	Olefin

Olefin flow from the CC Unit is currently measured by FC-206 on MSCC P&ID, Drawing 40 of 51.

Schedule F

FC-206 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

As soon as practicable without interrupting the ordinary operations of the CC Unit, a Coriolis meter will be installed at the location of FC-206.

B.	Alkylation Unit

1.	Olefin Feed

Olefin feed to the Alkylation Unit is currently measured by FIC-3301 on Piping and Instrument Diagram H.F. Alkylation Unit (“Alkylation P&ID”), Drawing 4 of 26.

FIC-3301 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

2.	Isobutane

Isobutane feed to the Alkylation Unit is currently measured by FIC-3302 on Piping and Instrument Diagram H.F. Alkylation Unit (“Alkylation P&ID”), Drawing 13 of 26.

FIC-3302 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

As soon as practicable without interrupting the ordinary operations of the Alkylation Unit, a Coriolis meter will be installed at the location of FIC-3302.

3.	Propane

Propane flow from the Alkylation Unit is currently measured by FIC-3329 on Piping and Instrument Diagram H.F. Alkylation Unit (“Alkylation P&ID”), Drawing 19 of 26.

FIC-3329 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

4.	N-Butane

N-Butane flow from the Alkylation Unit is currently measured by FIC-3327 on Piping and Instrument Diagram H.F. Alkylation Unit (“Alkylation P&ID”), Drawing 17 of 26.

FIC-3327 is an orifice plate meter and is not temperature or pressure compensated. No temperature or pressure measurements are available for temperature and pressure compensation.

5.	Alkylate

Alkylate flow from the Alkylation Unit is currently measured by FT-3311 on Piping and Instrument Diagram H.F. Alkylation Unit (“Alkylation P&ID”), Drawing 13 of 26.

Schedule F

FT-3311 is an orifice plate meter and is not temperature or pressure compensated. A temperature reading (TT-3328) is available for temperature compensation but no pressure measurement is available for pressure compensation. The temperature measurement shall be used to compensate for temperature in the Alkylate.

As soon as practicable without interrupting the ordinary operations of the CC Unit, a Coriolis meter will be installed at the location of FT-3311.

Schedule F

SCHEDULE G TEST PROCEDURES

Sample ID	Tests	Frequency
CAT GAS	$dist	28
	api gravity	28
	Vapor pressure	28
	motor octane	3
	Research Octane	14
	Sulfur	7

H2S North	Gravity	28
	Purity	28

H2S South	Gravity	28
	Purity	28

LCO	Gravity	28
	Flash Point	28
	Pour Point	28
	Cloud Point	28
	Sulfur	28
	$Dist.	28

MSCC BTMS	Gravity	28
	Flash Point	28
	Dist.-GC	3
	Sulfur	14
	Ash	1

MSCC Feed	Gravity	28
	Dist.-GC	3
	Sulfur	14
	Ash	2
	Concarb	2

HCO	Dist.-GC	3
	Gravity	3
Cat Olefin	$GC	7

Schedule G

Flu-Gas	$G C	3

Fuel Gas	$GC	3

olefin in	sulfur by antek	3

olefin out	sulfur by antek	3

	MSCC TOTAL	487

Alky	Gravity	28
	$Dist.	28
	Vapor	28
	Ron	7
	Mon	3

Aso	weight %	28

Floride	Free	4
	Organic	4

Schedule G

SCHEDULE G

TEST PROCEDURES

SAMPLE ID	TESTS	FREQUENCY Tests/Week
MSCC SAMPLES

MSCC FEED	API GRAVITY-ASTM D 287	28
	SIM-DISTILLATION BY GC	3
	SULFUR-ASTM D 4294	14
	ASH-ASTM D 482	2
	CARBON-ASTM D 189	2

CAT OLEFIN PRODUCT	GAS CHROMATOGRAPHY	7

OLEFIN INLET TO CAUSTIC WASHER	SULFUR-ASTM D 5453	3

OLEFIN OUTLET FROM CAUSTIC WASHER	SULFUR-ASTM D 5453	3

NORTH OLEFIN CAUSTIC WASH	API GRAVITY-ASTM D 287	28
	PURITY	28

SOUTH OLEFIN CAUSTIC WASH	API GRAVITY-ASTM D 287	28
	PURITY	28

CAT GAS	DISTILLATION-ASTM D 86	28
	API GRAVITY- ASTM D 287	28
	VAPOR PRESSURE-ASTM D 323	28
	MOTOR OCTANE-ASTM D 2700	3
	RESEARCH OCTANE-ASTM D 2699	14
	SULFUR-ASTM D 7039	7

LCO	API GRAVITY-ASTM D 287	28
	FLASH POINT -ASTM D 93	28
	POUR POINT-ASTM D 97/D 6892	28
	CLOUD POINT-ASTM D 5771	28
	SULFUR-ASTM D 4294	28
	DISTILLATION-ASTM D 86	28

MSCC BTMS	API GRAVITY-ASTM D 287	28
	FLASH POINT-ASTM D 93	28
	SIM-DISTILLATION BY GC	3
	SULFUR-ASTM D 4294	14
	ASH-ASTM D 482	1

HCO	SIM-DISTILLATION BY GC	3
	API GRAVITY-ASTM D 287	3

FLUE-GAS	GAS CHROMATOGRAPHY	3

FUEL GAS	GAS CHROMATOGRAPHY	3

MSCC STEAM/BFW	SP CONDUCTIVITY	7
	P-ALKALINITY	7
	APO200	7
	SULFITE	7
	PH	7
	IRON	7
	HARDNESS	7
	MSCC TOTAL	585

Schedule G

ALKYLATE SAMPLES

SAMPLE ID	TESTS	FREQUENCY Tests/Week
ALKYLATE PRODUCT	API GRAVITY-ASTM D 287	28
	DISTILLATION-ASTM D 86	28
	VAPOR PRESSURE-ASTM D 323	28
	RESEARCH OCTANE-ASTM D 2699	7
	MOTOR OCTANE-ASTM D 2700	3
ASO	WEIGHT %	28
FLOURIDE	FREE BY WICKBOLD METHOD	4
	ORGANIC BY WICKBOLD METHOD	4
HF ACID	REGEN.	3
	SYSTEM	3
OLEFIN FEED	SULFUR-ASTM D 5453	3
C3 YIELD	GAS CHROMATOGRAPHY	7
IC4 FEED	GAS CHROMATOGRAPHY	7
IC4 RECYCLE	GAS CHROMATOGRAPHY	35
NC4 YIELD	GAS CHROMATOGRAPHY	7
SIDEDRAW	GAS CHROMATOGRAPHY	35
	ALKYLATE TOTAL	230
		7
		7
		7
		7
		7
		7
		7
	ALKYLATION #3 COOLING TOWER
SP. CONDUCTIVITY		7
CONTROLLER CONDUCTIVITY		7
CALCIUM		7
CYCLES		7
M-ALKALINITY		7
PH		7
CONTROLLER PH		7
HPS-1		7
IRON		7
CHLORINE		7
AZOLE		7

Schedule G

SAMPLE ID	TESTS	FREQUENCY Tests/Week
MSCC SAMPLES

MSCC FEED	API GRAVITY-ASTM D 287	28
	SIM-DISTILLATION BY GC	3
	SULFUR-ASTM D 4294	14
	ASH-ASTM D 482	2
	CARBON-ASTM D 189	2

CAT OLEFIN PRODUCT	GAS CHROMATOGRAPHY	7

OLEFIN INLET TO CAUSTIC WASHER	SULFUR-ASTM D 5453	3

OLEFIN OUTLET FROM CAUSTIC WASHER	SULFUR-ASTM D 5453	3

NORTH OLEFIN CAUSTIC WASH	API GRAVITY-ASTM D 287	28
	PURITY	28

SOUTH OLEFIN CAUSTIC WASH	API GRAVITY-ASTM D 287	28
	PURITY	28

CAT GAS	DISTILLATION-ASTM D 86	28
	API GRAVITY- ASTM D 287	28
	VAPOR PRESSURE-ASTM D 323	28
	MOTOR OCTANE-ASTM D 2700	3
	RESEARCH OCTANE-ASTM D 2699	14
	SULFUR-ASTM D 7039	7

LCO	API GRAVITY-ASTM D 287	28
	FLASH POINT -ASTM D 93	28
	POUR POINT-ASTM D 97/D 6892	28
	CLOUD POINT-ASTM D 5771	28
	SULFUR-ASTM D 4294	28
	DISTILLATION-ASTM D 86	28

MSCC BTMS	API GRAVITY-ASTM D 287	28
	FLASH POINT-ASTM D 93	28
	SIM-DISTILLATION BY GC	3
	SULFUR-ASTM D 4294	14
	ASH-ASTM D 482	1
HCO	SIM-DISTILLATION BY GC	3
	API GRAVITY-ASTM D 287	3

FLUE-GAS	GAS CHROMATOGRAPHY	3

FUEL GAS	GAS CHROMATOGRAPHY	3

MSCC STEAM/BFW	SP CONDUCTIVITY	7
	P-ALKALINITY	7
	APO200	7
	SULFITE	7
	PH	7
	IRON	7
	HARDNESS	7
	MSCC TOTAL	585

Schedule G

ALKYLATE SAMPLES

SAMPLE ID	TESTS	FREQUENCY Tests/Week
ALKYLATE PRODUCT	API GRAVITY-ASTM D 287	28
	DISTILLATION-ASTM D 86	28
	VAPOR PRESSURE-ASTM D 323	28
	RESEARCH OCTANE-ASTM D 2699	7
	MOTOR OCTANE-ASTM D 2700	3

ASO	WEIGHT %	28

FLOURIDE	FREE BY WICKBOLD METHOD	4
	ORGANIC BY WICKBOLD METHOD	4

HF ACID	REGEN.	3
	SYSTEM	3

OLEFIN FEED	SULFUR-ASTM D 5453	3

C3 YIELD	GAS CHROMATOGRAPHY	7

IC4 FEED	GAS CHROMATOGRAPHY	7

IC4 RECYCLE	GAS CHROMATOGRAPHY	35

NC4 YIELD	GAS CHROMATOGRAPHY	7

SIDEDRAW	GAS CHROMATOGRAPHY	35
	ALKYLATE TOTAL	230
		7
		7
		7
		7
		7
		7
		7

ALKYLATION #3 COOLING TOWER
SP. CONDUCTIVITY	7
CONTROLLER CONDUCTIVITY	7
CALCIUM	7
CYCLES	7
M-ALKALINITY	7
PH	7
CONTROLLER PH	7
HPS-1	7
IRON	7
CHLORINE	7
AZOLE	7

Schedule G

SCHEDULE H

SCHEDULED MAINTENANCE

Activity	Frequency	Comments
Conduct oil analysis	Monthly	Main Air Blower
Fluff Air Compressors
Wet Gas Compressor
Replace bearing housing oil	Annual	All pumps
Clean inlet filters	Quarterly	Main Air Blower
Fluff Air Compressors
Take “Go/No Go” vibration readings and temperatures	Weekly	All pumps (By Operators)
Conduct motor and pump vibration analysis	Monthly	All pumps
Main Air Blower has on line vibration trending and alarms
Inspect cooling tower structure	Monthly
Clean cooling tower screens	Quarterly
Inspect fin fans	Quarterly	All fin fans
Replace automatic lubricators	Annual	All fin fans
Prepare steam system for cold weather	Annual
Prepare steam system for warm weather	Annual
Conduct slide valve emergency shut down test	Quarterly	MSCC slide valves
Conduct slide valve nitrogen system test	Semiannual	MSCC slide valves
UPS Test and Inspection	Annual
Replace UPS batteries	3 Years
Inspect control valves	Annual
Variable Frequency Drive Maintenance	Quarterly	Fin Fans
Infrared survey of electrical equipment	Annual
Sample and analyze transformer oil	Annual	All transformers
Analyzer inspection, calibration and repair	Weekly/Monthly /Annual
RATA test of analyzers	Annual
Conduct ultrasonic pipe thickness readings	Per API standards
Conduct ultrasonic vessel thickness readings	Per API standards
Inspect pipe supports and fireproofing	Quarterly

NOTE: The schedule frequency for each of these activities is set based on sound engineering judgment. The frequency schedule may be changed based on changing conditions or other considerations.

Schedule H